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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 14, 2003


                           THE MEN'S WEARHOUSE, INC.
               (Exact name of Registrant as specified in charter)


              TEXAS                    1-16097               74-1790172
   (State or other jurisdiction    (Commission File       (I.R.S. Employer
        of Incorporation)               Number)          Identification No.)



                     5803 GLENMONT DRIVE                      77081
                       HOUSTON, TEXAS                       (Zip Code)
          (Address of principal executive offices)


       Registrant's telephone number, including area code: (713) 592-7200


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ITEM 5.  OTHER EVENTS.

     On October 14, 2003, The Men's Wearhouse, Inc., a Texas corporation, announced its intention to sell, subject to market and other conditions, $110 million aggregate principal amount of its Convertible Senior Notes due 2023 in a private, unregistered offering to "qualified institutional buyers," pursuant to Rule 144A under the Securities Act of 1933, as amended. MW intends to grant the initial purchasers a 13 day option to purchase up to an additional $20 million aggregate principal amount of the notes. The notes will be convertible into shares of MW's common stock, subject to certain conditions.

     Simultaneously with its approval of this offering, the Board of Directors authorized a new stock purchase program for the repurchase of up to $100 million of MW stock in the open market or in private transactions.

     The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of business acquired.

                  Not applicable.

         (b) Pro forma financial information

                  Not applicable.

          (c) Exhibits

                 99.1 Press Release of The Men's Wearhouse, Inc. dated October 14, 2003.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      THE MEN'S WEARHOUSE, INC.
                                      (Registrant)


Date:    October 14, 2003             By:      /s/  Neill P. Davis
                                         --------------------------------------
                                           Neill P. Davis
                                           Executive Vice President,
                                           Chief Financial Officer and
                                           Principal Financial Officer


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                               INDEX TO EXHIBITS

  Number    Exhibit
  ------    -------
   99.1     Press Release of The Men's Wearhouse, Inc. dated October 14, 2003.